UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2013

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") has promoted Brandi L. Roberts to Chief Financial Officer and Senior Vice President, effective January 2, 2013. Ms. Roberts, age 39, has served as the Company’s Vice President, Finance and principal accounting officer since March 2011. In connection with her appointment to Chief Financial Officer, Ms. Roberts was also appointed the principal financial officer of the Company, and Patrick Keran, the Company’s President and Chief Operating Officer, shall no longer serve in that role.

Ms. Roberts had also previously served as the Company’s Vice President, Finance from June 2008 to January 2009. Subsequently, from January 2009 to March 2011, she served as vice president, accounting and corporate controller of Alphatec Spine, Inc., the wholly-owned operating subsidiary of Alphatec Holdings, Inc., a medical technology company listed on the NASDAQ Global Select Market, where she was responsible for managing all accounting activities, including SEC reporting and Sarbanes-Oxley Act compliance requirements. From June 2007 to June 2008, Ms. Roberts served as executive director, corporate controller of Artes Medical, Inc., a publicly traded medical technology company, and from September 2005 to June 2007, Ms. Roberts served as director, finance of Stratagene Corporation, a publicly traded life sciences company acquired by Agilent Technologies, Inc. in June 2007. Ms. Roberts’ experience also includes seven years at Pfizer’s laboratories in La Jolla, California (formerly, Agouron), most recently as director, finance, and three years with the public accounting firm of PricewaterhouseCoopers LLP. She is a certified public accountant with the State of California. Ms. Roberts received a B.S. in Business Administration from the University of Arizona and an M.B.A. from the University of San Diego.

In connection with the change in Ms. Roberts’ role with the Company, her annual base salary has increased to $250,000 and she has received a stock option award to purchase up to 75,750 shares of the Company’s common stock at an exercise price of $0.59 per share, which was the closing sale price of the Company’s common stock on the NYSE MKT equities market on January 2, 2013, the option grant date. The option will vest and become exercisable in 48 substantially equal monthly installments over the 48 months following the grant date, subject to Ms. Roberts’ continued service with the Company. The option award was granted under the Company’s Amended and Restated 2008 Omnibus Incentive Plan (the "2008 Plan") and has a 10-year term, unless earlier terminated in connection with termination of employment, retirement, death or disability. In the event of a change of control of the Company, the option award will vest and become exercisable in full if the successor company does not assume or substitute for the option or the successor company assumes or substitutes for the option award but Ms. Roberts’ employment is subsequently terminated without "cause" or for "good reason" (each as defined in the 2008 Plan) within 24 months after the change in control. Ms. Roberts also participates in the Company’s Change in Control Severance Plan, which was adopted by the Compensation Committee of the Board on December 6, 2012. A description of the Change in Control Severance Plan is contained in the Company’s Current Report on Form 8-K filed on December 7, 2012 and is incorporated herein by reference. The Compensation Committee assigned to Ms. Roberts a nine-month benefit period under the Change in Control Severance Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

January 2, 2013	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer